Exhibit 2.2
[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]


                             [Banamex Letterhead]

                              AMENDMENT AGREEMENT

TO THE TRUST AGREEMENT NUMBER 111033-9 ENTERED INTO BY AND BETWEEN CEMEX, S.A. DE C.V., REPRESENTED HEREIN BY MR. RAMIRO VILLARREAL MORALES, IN HIS CAPACITY OF SECRETARY OF THE BOARD OF DIRECTORS AND GENERAL ATTORNEY-IN-FACT OF THE COMPANY, HEREINAFTER AND FOR THE PURPOSES OF THIS AGREEMENT REFERRED TO AS "CEMEX", AND BANCO NACIONAL DE MEXICO, S.A., GRUPO FINANCIERO BANAMEX, REPRESENTED HEREIN BY MESSRS. FRANCISCO JOSE BALTAZAR RODRIGUEZ AND MARIA DE LOS ANGELES MONTEMAYOR GARZA, IN THEIR CAPACITY OF TRUST OFFICERS OF SUCH INSTITUTION, HEREINAFTER AND FOR THE PURPOSES OF THIS AGREEMENT REFERRED TO AS THE "TRUSTEE", WHO AGREE TO FORMALIZE THEIR AGREEMENT PURSUANT TO THE FOLLOWING STATEMENTS AND CLAUSES.

                               ---WITNESSETH---

I. The Parties hereby declare:

      A) That they mutually acknowledge the legal capacity with which they appear to execute this Agreement, having the authority to bind their represented parties under the terms and conditions set forth herein.

      B) That on September 6, 1999, they entered into a Trust Agreement registered under number 111033-9 to issue the Non-Redeemable Ordinary Participation Certificates denominated "CEMEX.CPO", referred to herein and for the effects of this Agreement only as the "Trust".

      C)   That they ratify the rights and obligations set forth in the Trust.

      D) That on April 25, 2002, "Cemex, Sociedad Anonima de Capital Variable", held n Extraordinary General Shareholders Meeting, whereby it was agreed to amend certain articles of its bylaws to adequate its language and comply with the new provisions of the Securities Market Law ("Ley del Mercado de Valores"), as well as to include in its bylaws, additional provisions to those set forth in the General Law of Commercial Companies ("Ley General de Sociedades Mercantiles") to introduce measures to prevent the acquisition of stock that grant the control of the corporation, either directly or indirectly, having been protocolized through public deed number 75,536 dated July 4th, 2002, granted before Mr. Juan Manuel Garcia Garcia, Notary Public Number 129, practicing in the city of San Pedro Garza Garcia, Nuevo Leon, which was duly recorded in the Public Registry of Commerce of the corporate address of

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

           CEMEX. A certified copy of such public deed is attached to this amendment agreement in the form of "Exhibit A".

      E) That in the above-mentioned Meeting, the company was authorized to amend trust agreement number 111033-9 in which Banco Nacional de Mexico, S.A. acts as Trustee, to amend its clauses to the statutory amendments and agreements adopted in the Extraordinary Meeting, authorizing the Chairman and Secretary of the Board of Directors, who may act jointly or severally, to formalize the amendment to the trust agreement issuing the "CEMEX.CPO".

      F) That the Technical Committee of the TRUST, in its session dated November 7, 2002, agreed to instruct the TRUSTEE, authorizing it to formalize the amendment to the above-referenced trust agreement, in order to comply with the resolutions adopted in the Extraordinary General Shareholders Meeting of Cemex, S.A. de C.V., held on April 25, 2002. A certified copy of the corresponding minutes is attached to this amendment agreement in the form of "Exhibit B".

      G) That on November 5, 2002 a General Meeting of Non-Redeemable Ordinary Participation Certificate "CEMEX.CPO" Holders was held, whereby it was agreed to amend clauses Seven, Eight and Nine of the issuance deed of the Non-Redeemable Ordinary Participation Certificates "CEMEX.CPO", as well as clauses Fourth, Fifth and Eleventh of trust agreement number 111033-9, having been protocolized through public deed number 29.688 dated November 14, 2002, granted before Mr. Francisco Garza Calderon, Notary Public Number 75, practicing in the city of San Pedro Garza Garcia, Nuevo Leon. A certified copy of such public deed is attached to this amendment agreement in the form of "Exhibit C".

      H) That the TRUSTEE and CEMEX jointly filed a document before the National Banking and Securities Commission ("Comision Nacional Bancaria y de Valores") requesting its approval for the amendment of clauses Seven, Eight and Nine of the issuance certificate of the Non-Redeemable Ordinary Participation Certificates "CEMEX.CPO", as well as clauses Fourth, Fifth and Eleventh of trust agreement number 111033-9.

      I) That they freely enter into this Agreement, pursuant to the following:

                                    ---CLAUSES---

FIRST:  PURPOSE OF THE AGREEMENT.
This Agreement is being executed for purposes of expressly evidencing the amendments to the rights and obligations of each of the parties appearing under any capacity in the TRUST, binding them to subject themselves to the terms and conditions that arise as a result of the execution of this instrument.


                                      2
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]


SECOND:  OF THE TOTAL ASSETS AND ITS INCREMENTS.
The parties hereby agree to amend clauses Fourth, Fifth and Eleventh of the TRUST, which shall read as follows:

      "FOURTH:  RIGHTS AND OBLIGATIONS:

         a. HOLDERS OF "CPO's": The individuals or legal entities, bodies, trusts or companies, either Mexican or foreign, that acquire the "CPO's" issued pursuant to this "TRUST", and the individuals or legal entities, bodies, trusts or companies, either Mexican or foreign, that adhere to it by means of a contribution of "SHARES".

               The persons referred to in the preceding paragraph, by the mere fact of acquiring and holding the "CPO's", and for the mere contribution of the "SHARES", shall be subject to the terms, conditions and provisions contained in this Agreement and its respective amendments to be implemented, and the respective Issuance Deed and the certificate or certificates that represent the "CPO's", and in according with the provisions of Articles 7 (seven) and 10 (ten) of the Corporate Bylaws of "CEMEX", in connection with the "CPOs" transfer restrictions or for the acquisition of material portions of the capital of "CEMEX".

         b. "CEMEX" AND THE "ADHESIVE SETTLORS OF THE TRUST": Regarding "CEMEX", it shall have the sole and only right to receive from "THE TRUSTEE", the proceeds from the placement through a public offering of the issuance of "CPO's", provided that the "SHARES" have been previously contributed as a result of the issuance or repurchase of said "SHARES" in accordance with applicable Law, and "CEMEX" shall also have the right to receive the proceeds of the placement of "CPO's" that "THE TRUSTEE" may have repurchased with funds contributed by "CEMEX" or that "THE TRUSTEE" may have directly repurchased; and in connection with the "ADHESIVE SETTLORS OF THE TRUST" that contributed "SHARES" for purposes of placing such "SHARES" among the investing public, they shall have the right to receive from "THE TRUSTEE" the proceeds of the offerings through the issuance of "CPO's".

         c. The "SETTLORS" that adhere to this Agreement to obtain "CPO's" with respect to the "SHARES" contributed to the "TRUST", as well as the persons, bodies or legal entities that acquire "CPO's", shall have, subject to the provisions of this agreement, the economic and voting rights with respect to THE "SHARES" that represent their respective "CPO's" holding proportions regarding the total assets of the "TRUST". In addition, the holders of "CPO's" shall have the right to receive the net proceeds resulting from the sale of "THE


                                      3
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

               SHARES" that form the corresponding proportion of the Total Assets of the "TRUST" corresponding to each "CPO", or such "SHARES" or participation certificates issued by the "MASTER TRUST" in strict compliance with the terms and conditions agreed in this Agreement."

"FIFTH: PURPOSES OF THE "TRUST".
The purposes of the Trust are:

         a. That "THE TRUSTEE" acquires and maintains the trust property of the "SHARES" that form part of the assets of this "TRUST".

         b.    That "THE TRUSTEE":

               b.1 subscribe the "SHARES" to be issued or repurchased by "CEMEX" for purposes of their public offering in compliance with the applicable legal provisions, through the contribution of "CPO's" to this Trust, and in such event deliver to "CEMEX" the value of such "SHARES" with the proceeds of the offering; furthermore, that "THE TRUSTEE", with the proceeds contributed by "CEMEX" for such purposes, reacquires "CPO's" for purposes of their further offering in the terms of applicable law.

               b.2 To acquire the trust property of those "SHARES" contributed by the "ADHESIVE SETTLORS OF THE TRUST", and

               b.3 To acquire the trust property of those "SHARES" resulting from (i) capital stock increases derived from capitalization of reserves or earnings, and restructuring of the "SHARES", or (ii) in the event of the shares resulting from mergers or spin-offs in which "CEMEX" participates, and (iii) additionally to subscribe and pay, conditioned to the previous contribution of the funds required therefor by the BENEFICIARIES, the "SHARES" resulting from capital stock increases by means of additional contributions or reinvestment of distributed earnings.

         c. That, further to the terms of this Agreement, "THE TRUSTEE" issues "CPO's" to be acquired by the individuals or legal entities, of either Mexican or foreign nationality, provided that "THE TRUSTEE" may only issue one CPO per three common ordinary "SHARES" of "CEMEX" stock, two of which shall be Series "A" shares, and one shall be Series "B" shares, contributed to this Trust and that form part of the capital of this "TRUST", consequently, an equal part of the Trust Assets that will correspond to each "CPO" shall be conformed by two Series "A" shares and one Series "B" shares, representing the common, ordinary


                                      4
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

               capital stock of "CEMEX"; provided that such equal part may be amended by virtue of capitalization, reinvestment of distributed earnings, restructuring of "SHARES", reductions of capital, amortization of "SHARES", or by mergers or spin-offs in which "CEMEX" participates.

         d. That "THE TRUSTEE" shall transfer, through S.D. Indeval, S.A. de C.V., the "CPO's" to be issued with respect of "THE SHARES", to the corresponding national or foreign investors who are entitled to such "CPO's", and in the same manner to the national or foreign investors that have contributed "SHARES" owned by them, to the "TRUST".

         e. That `"THE TRUSTEE"', through S.D. Indeval, S.A. de C.V., shall keep "SHARES" in deposit, provided that such deposit may be accomplished through one or more other institutions for the deposit of securities in accordance with the provisions of applicable Law.

         f. That "THE TRUSTEE" shall exercise the economic and corporate rights vested on "SHARES", provided that the voting rights shall be exercised through the respective attorneys-in-fact, further to the following guidelines:

               f.1 The "BENEFICIARIES" of Mexican Nationality shall have the right to attend the Shareholders Meetings of "CEMEX" either personally or by means of an attorney-in-fact for purposes of representing and exercising the corporate rights vested in "THE SHARES" that conform the respective portion of the Total Assets of the "TRUST" which corresponds to their respective "CPO" holdings, and for these purposes it shall be sufficient to give an instruction addressed to "THE TRUSTEE" with at least 72 (seventy-two) hours in advance to the date and time set for the Shareholders Meeting of "CEMEX", and shall jointly submit sufficient evidence, at the discretion of "THE TRUSTEE", regarding their current "CPO's" holdings, the nationality of the holder and the nationality of the effective beneficiary of the "CPO's" in accordance with the terms and conditions contained in this agreement; on the other hand, in the event that it may be legally applicable, "THE TRUSTEE" will issue in favor of the corresponding "BENEFICIARY" or his respective attorney-in-fact, the written document evidencing the number of "SHARES" entitled to vote which islegally entitled to represent at such Shareholders Meeting, granting the corresponding Proxy.

               f.2 The "BENEFICIARIES" shall be entitled to exercise the voting rights of THE "SHARES" that conform the Total Assets of the "TRUST", subject to the terms and conditions set forth below.


                                      5
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

                     f.2(i) The "BENEFICIARIES" of Mexican Nationality shall exercise the voting rights with the representation granted in its case by "THE TRUSTEE" further to the terms of Section f.1 above.

                          For purposes of this Agreement, "BENEFICIARIES" of Mexican Nationality shall mean: (i) the individuals of Mexican nationality, and (ii) the legal entities whose By-laws include the Foreign Investors Exclusion Clause, understood as the agreement or express pact that, either directly or indirectly, no foreign shareholders or partner or corporations with foreign investment admission clause, shall be admitted to participate in such entities.

                     f.2(ii) The "BENEFICIARIES" of Foreign Nationality and the "BENEFICIARIES" which are Mexican entities that directly or indirectly admit the participation of foreign individuals, entities, trusts, funds, Governments or any other legal entities with or without personality, or whose By-laws include a foreign investment admission clause, shall be entitled to attend the Shareholders Meetings of "CEMEX" in the terms of paragraph (f.1), solely for the purposes of representing and exercising the voting right of the Series "B" shares (or shares with unrestricted circulation) that conform the respective portion of the total assets of this "TRUST" corresponding to their "CPO's" holdings, which shall be fully evidenced jointly with their nationality, at the time in which they deliver to "THE TRUSTEE" the respective instruction with within the anticipation set forth in this Agreement.

                     f.2(iii) The instructions to the given by the
                              "BENEFICIARIES" pursuant to this section (f.1) shall be in written form, and shall indicate in every case the complete name, nationality (such nationality shall be duly proven with a public document), evidence of being the lawful holder of the "CPO's", the number of "CPO's" that such holder is recognized to own, and in the event that they elect that "THE TRUSTEE" represent THE "SHARES" corresponding to their "CPO's" holdings, the direction of the vote in each and every item to be discussed during the Shareholders Meeting of "CEMEX", in accordance with the agenda set forth in the call for the respective meeting, and any other information and/or documentation necessary or convenient that "THE TRUSTEE" requests for identification or

                                      6
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

                              verification purposes. For purposes of the provisions set forth in the Corporate By-laws of "CEMEX" with respect to the acquisition, holdings, ownership and transfer of "SHARES", the "BENEFICIARIES" upon acquiring the "CPO's" as a result by any act or legal form, shall do so in a manner that, in respect of "THE SHARES" conforming the corresponding proportion of the "CPO's" acquired, complies with such provisions of the by-laws, in addition to the provisions of this Agreement, consequently all acquisitions of "CPO's" shall be deemed as an acquisition and transfer of "THE SHARES" that conform the "TOTAL ASSETS" of "THE TRUST" corresponding to such "CPO's", and if the provisions of the Corporate By-laws of "CEMEX" or the terms of this Agreements are not complied with, the respective "BENEFICIARIES" will lack capacity to instruct "THE TRUSTEE" with respect to the vote, nor will they shall have the right to represent and vote "THE SHARES" conforming the corresponding proportion of the Total Assets of the "TRUST" that correspond to their "CPO" holdings. The "BENEFICIARIES" may freely use letters, telefax or any other electronic mean, either through computer or any other telecommunication devices, to send their instructions, but at all times complying with the terms and conditions set forth in this Agreement.

                     f.2(iv) "THE TRUSTEE" will vote of the Series "A" "SHARES" (and such shares that may only be acquired by persons of Mexican Nationality) that conform the total assets of the "TRUST", which proportionally correspond to the "CPO's" held by foreign "BENEFICIARIES", in the same direction expressed by the Shareholders that represent the majority of the Capital Stock entitled to vote.

                     f.2(v) "THE TRUSTEE" will attend the Shareholders Meetings of "CEMEX" to represent and vote "THE SHARES" of any Series or class that conform the total assets of the "TRUST" and in respect of which no instructions were received from the "BENEFICIARIES" further to the terms and conditions deemed appropriate, except for the provisions of the preceding paragraph.

               f.3 In connection with the representation of "THE SHARES" at any intended Shareholders Meeting of "CEMEX", it will be necessary that


                                      7
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

                     the "BENEFICIARIES" and "THE TRUSTEE" comply with the provisions of Articles 7 (seven) and 10 (ten) of the Corporate Bylaws of "CEMEX" in connection with the "CPO" transfer restrictions or to acquire material portions of the capital stock of "CEMEX".

         g. That "THE TRUSTEE", through S.D. Indeval, S.A. de C.V., shall subscribe the approved increases in the capital stock of "CEMEX", in accordance with the provisions of clause Eighth below, provided that "THE TRUSTEE" timely receives the necessary funds from the Holders that desire to increase their "CPO's" with the subscription to be made by "THE TRUSTEE".

         h. That "THE TRUSTEE", through S.D. Indeval, S.A. de C.V., collect the cash dividends approved by "CEMEX" and distribute such dividends among the "CPO's" Holders in proportion with their holdings. With respect to "THE SHARES" issued as a result of capital increases derived from capitalization of reserves or earnings, or derived from restructuring of the shares that form the capital stock of "CEMEX", or resulting from the reinvestment of earnings or shares delivered by mergers or spin-offs in which "CEMEX" participates, "THE TRUSTEE" shall receive and subscribe such "SHARES", and make them a part of the total assets of "THE TRUST", which in such case shall conform a part of the respective portion corresponding to each CPO.

         i. That "THE TRUSTEE" shall proceed, further to the provisions of clause Ninth below, to withdraw from circulation the corresponding "CPO's" in the event that "CEMEX" redeems "THE SHARES" or reduces the Capital Stock by means of the respective reimbursement.

         j. That at the expiration of the term of this Agreement, and further to the terms of clause Eleventh herein, "THE TRUSTEE" shall proceed:

               j.1 In the case of the "BENEFICIARIES" of Mexican nationality, as defined in section f.2 of this clause, to withdraw from circulation and to cancel the "CPO's", awarding in favor of such "BENEFICIARIES" the proportional part of the total assets of the "TRUST" in accordance with their proportional holdings.

               j.2. In the case of the "BENEFICIARIES" of foreign nationality, as well as the "BENEFICIARIES" which are Mexican entities that directly or indirectly admit the participation of foreign governments, individuals, or legal entities, acting with or without individual capacity, to withdraw from circulation and cancel the "CPO's", (i) to transfer in favor of such "BENEFICIARIES" only the Series "B" shares (or shares of unrestricted circulation) that form part of the total assets of


                                      8
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

                     the "TRUST" and that proportionally correspond to their "CPO" holdings, and (ii) with respect to the Series "A" Shares (or those shares whose holdings are limited to Mexican nationals) that form part of the total assets of the "TRUST" and proportionally correspond to their "CPO" holdings, to contribute such "SHARES" to Trust No. 771-7 named "Master Trust for Neutral Investments" executed by Nacional Financiera, S.N.C. as trustee, on November 24, 1989 (hereinafter, and for identification purposes, this trust shall be referred to as the "MASTER "TRUST"), in accordance with the approvals that are to be granted by the relevant authorities, and shall proceed to exchange the Ordinary Participation Certificates to be issued based on said Trust to the respective "BENEFICIARIES", through S.D. Indeval, S.A. de C.V., in accordance with the provisions of Clause Eleventh herein.

               j.3 The provisions of sections j.1 and j.2 above shall not be applicable in the cases in which the transfer implies the acquisition, transfer or encumbrance in any way of shares or the rights inherent thereto with respect to the CPO's or Shares which represent 2% (two percent) of the Capital Stock of "CEMEX", or that, in the event of an acquisition of the Property of "CPOs" or Shares represents 20% (twenty percent) or more of the Capital Stock of "CEMEX", in which case and for these purposes, "THE TRUSTEE" shall be bound to the provisions of Articles 7 (seven) and 10
                     (ten) of the Corporate Bylaws of "CEMEX" in connection with the "CPO" transfer restrictions or to acquire material portions of the capital stock of "CEMEX".

         k. That "THE TRUSTEE" shall proceed, further to the instructions received from the Technical Committee designated hereinbelow, to exchange the Securities that are representing "CPO's" that are outstanding, for the new Securities in the event that the Total Assets of "THE TRUST" is modified as a result of capitalization, reinvestment of distributed earnings, restructuring of "SHARES", reductions of capital stock of "CEMEX", redemption of "SHARES", or by mergers or spin-offs in which "CEMEX" participates. Furthermore, in the event the terms and conditions under which such "CPO's" should be issued are amended.

         l. That "THE TRUSTEE", upon receipt of the required funds from "CEMEX", shall temporarily acquire the "CPO's" issued, further to the terms and conditions that the Technical Committee instructs in writing, subject to the provisions of article 14 Bis 3, section I, of the Securities Market Law ("Ley del Mercado de Valores") and the related general applicable provisions issued by the Comision Nacional Bancaria y de Valores.


                                      9
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

         m. That "THE TRUSTEE", further to the instructions of the Technical Committee, shall proceed with the exchange referred to in Clause First herein; and proceed to apply for the registration of the "CPO's" in the National Registry of Securities ("Registro Nacional de Valores"), and before the applicable authorities and regulatory bodies of other countries with recognized markets, for purposes of registry and listing the "CPO's" in the Securities Exchanges of Mexico and other countries with recognized Markets."

"ELEVENTH: TERM.
The term of this Agreement shall be thirty (30) years counted since September six (6), nineteen hundred and ninety-nine (1999), date of if its execution. As long as this Trust and the trust referred to in the next paragraph remain in effect, the Total Assets of the Trust shall remain devoted to the stated purposes; both Trust are irrevocable.

Simultaneously with the termination date of the "TRUST", and with the participation of the Common Representative of the "CPO" Holders, shall proceed to settle an Irrevocable Trust with a fiduciary institution expressly authorized for such effects in accordance with applicable laws and subject to the terms and conditions set forth from time to time by the Technical Committee, to which "THE TRUSTEE" shall contribute the "SHARES" which are part of the total assets of the "TRUST", provided that the new Trust shall contain the purposes, term, rights and obligations which as of such date are set forth in this "TRUST". For these purposes, the trustee of the new Trust shall proceed, further to the instructions given by the technical committee, to substitute the outstanding "CPO's" with the "CPO's" which in its case may be issued by the institution acting as Trustee for the new Trust.

The "TRUST" may be terminated by any of the events set forth in article 392 (three hundred and ninety-two) of the General Law of Negotiable Instruments and Credit Transactions ("Ley General de Titulos y Operaciones de Credito") and which is compatible with this "TRUST", and in such event "THE TRUSTEE", with the participation of the Common Representative of the `"CPOs" Holders, and further to the provisions of Clause Fifth section (j), shall proceed as follows:

         a. Shall carry-out the necessary acts to withdraw the "CPO's" that are owned by Mexican individuals or by Mexican Legal Entities whose by-laws contain the "Foreign Investment Exclusion Clause" directly or indirectly (through other corporations or legal entities) from the market, for purposes of delivering to such persons the corresponding portion of the total assets of the "TRUST" with respect to their holdings, with the exception of the occurrence of any of the events set forth in Articles 7 (seven) and 10 (ten) of the Corporate By-laws of "CEMEX", referred to in Clause Fifth, Section j.3 (in connection with the restrictions for the transfer of shares or to acquire material portions of the Capital Stock) in which event shall proceed further to the terms of such article. The exchange of the "CPO's" and the delivery of the "SHARES" that conform


                                      10
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

               the total assets of the "TRUST" shall be done through S.D. Indeval, S.A. de C.V.

         b. Shall carry-out the necessary acts to withdraw the "CPO's" that are held by foreign persons or by Mexican Entities that do not have, directly and indirectly (through other corporations or entities), the "Foreign Investment Exclusions Clause", from the market, and proceed as follows:

               b.1 Regarding the Series "A" Shares (or shares with restricted circulation whose holdings are limited to Mexican nationals) that are part of the total assets of the "TRUST", shall contribute in trust to the "MASTER TRUST" the corresponding part with respect to the ones such "CPO's" were issued, provided that per each of the "CPO's", Nacional Financiera, S.N.C. shall deliver to the "BENEFICIARIES" the Ordinary Participation Certificates issued based on the "MASTER TRUST" and that legally correspond the such holders in proportion to their holdings;

               b.2 Regarding the Series "B" Shares (or shares with unrestricted circulation) that are part of the total assets of the "TRUST", shall deliver to such "BENEFICIARIES" the corresponding portion of the total assets of the "TRUST" with respect to their holdings, with the exception set forth in paragraph a) of this clause; and

               b.3 in the absence of, and at the request of the "BENEFICIARIES" referred to in this paragraph, shall proceed to transfer the necessary and sufficient Series "A" shares (or shares with restricted circulation whose holdings are limited to Mexican nationals) forming part of the "TRUST" assets to deliver to such "BENEFICIARIES" the corresponding portion of the proceeds of the sale, with respect to their holdings.

               b.4 The exchange of the "CPO's", the delivery of the Ordinary Participation Certificates issued based on the "MASTER TRUST", the delivery of the Series "B" Shares (or shares with unrestricted circulation) that are part of the total assets of the "TRUST" and, as the case may be, the delivery of the sale proceeds of the Series "A" Shares (or shares with restricted circulation whose holdings are limited to Mexican nationals) contributed to the Trust and that legally corresponds to them in according to their proportions, shall be done through S.D. Indeval, S.A. de C.V. or '"THE TRUSTEE"', when legally applicable.


                                      11
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

In any of these events "THE TRUSTEE" shall timely proceed with the cancellation of the "CPO's" once "THE TRUSTEE" has performed the corresponding legal actions.

With respect to the provisions of paragraph b.1 above, "THE TRUSTEE" is hereby bound to perform the necessary actions in order for Nacional Financiera, S.N.C., in its capacity as Trustee of the "MASTER TRUST", to issue non-redeemable ordinary participation certificates based on such "MASTER TRUST", in order that such Certificates may be delivered to the "BENEFICIARIES" referred to in such paragraph b.1 above.

The termination of this Agreement shall be subject, in any event, to the provisions of article 228t (two hundred twenty-eight letter t) of the General Law of Negotiable Instruments and Credit Transactions, which reads as follows:
"ARTICLE 228t.- The trust pursuant to which the issuance us being made shall not be extinguished while there are unpaid balances as a result of credits against the trust capital, the certificates or a participation in the products or earnings"."

THIRD:  TERM AND CONTINUITY.
The parties agree to be bound by all the terms set forth in the TRUST and this Agreement; the rights and obligations of all of the parties in such documents shall remain in effect, there being no novation of the TRUST. This Agreement is effective between the parties as of its execution date.

HAVING THIS AGREEMENT BEEN READ BY THE PARTIES WHO HAVE BEEN MADE AWARE OF ITS CONTENTS AND LEGAL EFFECT, IT IS EXECUTED IN SAN PEDRO GARZA GARCIA, NUEVO LEON, ON NOVEMBER 21, 2002.


                                     CEMEX

                             [Illegible Signature]
                              Cemex, S.A. de C.V.
             Mr. Ramiro Villarreal Morales. Secretary of the Board
                      of Directors and Attorney-In-Fact.



                                  THE TRUSTEE
                        Banco Nacional de Mexico, S.A.
                           Grupo Financiero Banamex

         [Illegible Signature]                   [Illegible Signature]
Mr. Francisco Jose Baltazar Rodriguez.  Ms. Maria de los Angeles Montemayor Garza.
           Trust Officer.                             Trust Officer.


                                      12
            Amendment Agreement to Trust Agreement Number 111033-9

[Translation note: On the upper left side of each page appears a seal in which, among other, the following text may be identified: "Lic. Erick Salvador Pullian Aburto.
Notary Public No. 196, Mexico, Federal District."]

                                       [Translation note:  On each page appears
                                      a seal in which the following text may be
                                  identified:"Notary Public No. 120, Principal.
                                              Lic. Jose Luis Farias Montemayor.
                                         Monterrey, N.L. Mex. First District."]

I, ATTORNEY-IN-FACT JOSE LUIS FARIAS MONTEMAYOR, Notary Public Number 120 with authorization to practice in the First Registration District, hereby evidence and CERTIFY: That this copy is integrated by eleven pages being a legitimate reproduction of its original which I have before me and I issue for the benefit of the interested party, registering this document under number 59333/2002 of the Open Minute Registry Book, in Monterrey, Nuevo Leon, United Mexican States on the 22nd day of the month of November, 2002. IN WITNESS WHEREOF.

                             [Illegible Signature]
                          JOSE LUIS FARIAS MONTEMAYOR
                           Notary Public Number 120
                                FAML-371126-IE0










                                      13
            Amendment Agreement to Trust Agreement Number 111033-9